EXHIBIT 10.6

FIRST AMENDMENT TO LEASE

I. PARTIES AND DATE.

This First Amendment to Lease (the “Amendment”) dated January 20, 2005, is by and between THE IRVINE COMPANY (“Landlord”), and SUNPOWER, INC., a California corporation (“Tenant”).

II. RECITALS.

On March 28, 2000, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 430 Indio Way, Sunnyvale, California (“Premises”).

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent, and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows.

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“5. Lease Term: The Term of this Lease shall expire at midnight on May 31, 2006”

2. Item 6 is hereby amended by adding the following:

“Commencing June 1, 2005, the Basic Rent shall be Fifteen Thousand Dollars ($15,000.00) per month, based on $.75 r rentable square foot.”

3. Item 12 is hereby amended by deleting Landlord’s address for payments and notices and substituted therefor shall be the following:

“LANDLORD
THE IRVINE COMPANY
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Operations
Irvine Office Properties
with a copy of notices to:
THE IRVINE COMPANY
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Vice President, Operations
Irvine Office Properties, Technology Portfolio”

B. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:
THE IRVINE COMPANY		SUNPOWER, INC., a California corporation
By:	/s/ Steven M.Case	By:	/s/ Jay Peir
	Steven M. Case, Senior Vice President	Name:	Jay Peir
	Leasing Office Properties	Title:	CEO

By:	/s/ Christopher Popma	By:	/s/ Thomas H. Werner
	Christopher J. Popma, Vice President	Name:	Thomas Werner
	Operations, Office Properties	Title:	CEO

2